UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
OCTOBER 10, 2001
------------------
(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)

ITEM 9.Regulation FD Disclosure
    Laboratory Corporation of America-Registered Trademark- Holdings (LabCorp-Registered Trademark-) (NYSE: LH) today announced that Thomas P. Mac Mahon, chairman and chief executive officer, is scheduled to speak at the UBS Warburg Global Life Sciences Conference in New York City, NY on Thursday, October 11 at 1:00 p.m. Eastern Time. The presentation will be available via listen-only conference lines. The recorded conference lines will be available for up to four weeks after the conference. The call-in numbers are:

    Live: 1-800-500-0177 (domestic) and 1-719-457-2679 (international)
    Recorded:  1-888-566-0785 (domestic) and 1-402-220-0102 (international)

At the conference, Mr. Mac Mahon will reiterate Company guidance for 2001 and 2002, as filed in an 8K on July 23 and up-dated on September 19 to include the accretive impact to EPS of its private placement of zero coupon convertible subordinated notes due 2021. Mr. Mac Mahon will state, "For
2001, we expect revenue growth of 12.5 percent, EBITDA margins of approximately 21 percent of sales and EPS growth of approximately 50 percent. For 2002, we expect to increase overall revenues in the low double-digit range, and we expect EPS growth of approximately 30 percent compared to 2001."



Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Further information on potential factors that could affect Labcorp's financial results is included in the Company's Form 10-K for the year ended December 31, 2000 and subsequent SEC filings.







SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                  ----------------------------------
                      Bradford T. Smith
                      Executive Vice President,
                      General Counsel, Secretary
                      and Compliance Officer



Date: October 10, 2001